Exhibit 15.1
Acknowledgement of Ernst & Young LLP,
Independent Registered Public Accounting Firm
Board of Directors
Lockheed Martin Corporation
We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the:

•Lockheed Martin Corporation Deferred Management Incentive Compensation Plan, and
•Lockheed Martin Corporation Supplemental Savings Plan
of our report dated April 18, 2023 relating to the unaudited consolidated interim financial statements of Lockheed Martin Corporation that is included in its Form 10-Q for the quarter ended March 26, 2023
/s/ Ernst & Young LLP
Tysons, Virginia
April 18, 2023